Exhibit 10.15

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE WHICH IS FOUR MONTHS AND ONE DAY AFTER THE LATER OF (i) MARCH 28, 2024, and (II) THE DATE THE CORPORATION BECame A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.

DEBENTURE CERTIFICATE

10.0% UNSECURED DEBENTURE OF

BREATHE BIOMEDICAL INC.

(a corporation existing under the laws of Canada)

DEBENTURE CERTIFICATE NUMBER: D-2024-[●]-[●]	PRINCIPAL AMOUNT: $[●]

FOR VALUE RECEIVED, BREATHE BIOMEDICAL INC. (the “Company”) promises to pay to [●] at [●] or his, her or its registered assigns (the “Holder”), the principal amount of $[●] in lawful currency of Canada on or before the earlier of (i) May 31, 2024, and (ii) the date that is five (5) days following the listing of the common shares of the Company on the Nasdaq Stock Market (with such earlier date being referred to herein as the “Maturity Date”), subject to the terms and conditions hereof. The unsecured debentures (the “Debentures”) represented by this debenture certificate (this “Debenture Certificate”) will bear interest at the rate of 10.0% per annum (the “Interest Rate”) in accordance with the terms hereof. The Debentures are subject to the following additional terms and conditions:

Article 1

Definitions

1.1	For the purposes hereof, in addition to the terms defined elsewhere in this Debenture Certificate the following terms will have the following meanings:

(a)	“Business Day” means any day except Saturday, Sunday and any day which will be a statutory holiday in the Province of Ontario or a day on which banking institutions in the Province of Ontario are authorized or required by law or other government action to close;

(b)	“Canadian Securities Laws” means the Securities Act (Ontario) and the securities laws of any other province or territory of Canada, if applicable, and the rules, regulations and policies of any Canadian securities regulatory authority administering such securities laws, as the same shall be in effect from time to time;

(c)	“Issue Date” has the meaning set forth above;

(d)	“Person” means a corporation, association, partnership, organization, business, individual, government or political subdivision thereof;

(e)	“Principal Amount” means the principal amount as may be due and owing under the Debentures from time to time;

(f)	“Shares” means common shares in the capital of the Company and shares of any other class into which such Shares may hereafter have been reclassified or changed, and “Share” means any one of them;

(g)	“Subscription Agreement” means the subscription agreement to which the Company and the Holder are parties and pursuant to which the Holder agreed to purchase the Debentures; and

(h)	“Taxes” means any present or future income and other taxes, levies, rates, royalties, deductions, withholdings, assessments, fees, dues, duties, imposts and other charges of any nature whatsoever, together with any interest and penalties, additions to tax and other additional amounts, levied, assessed or imposed by any governmental authority.

1.2	Unless otherwise provided, all dollar amounts referred to in this Debenture Certificate are in lawful money of Canada.

Article 2

Subscription Agreement

2.1	The Debentures have been issued pursuant to the Subscription Agreement and are subject in all respects to the terms of the Subscription Agreement. This Debenture Certificate incorporates the terms of the Subscription Agreement to the extent that they do not conflict with the terms of this Debenture Certificate. In the event of a conflict between the terms of this Debenture Certificate and the terms of the Subscription Agreement, the terms of the Subscription Agreement will govern.

Article 3

Debentures not Transferable

3.1	The Debentures may not be transferred or exchanged without the prior written consent of the Company, and then only in compliance with applicable securities laws and regulations.

Article 4

Repayment of Principal and Interest

4.1	Subject to the terms and conditions hereof, the Principal Amount outstanding on this Debenture, together with any accrued and unpaid interest owing thereon shall be repaid by the Company to the Holder on the Maturity Date.

4.2	On the Maturity Date, the Company shall pay interest in arrears on that portion of the Principal Amount then outstanding at the rate of 10.0% per annum, calculated on the basis of a 365-day year, from the Issue Date up to and including the date of redemption or repayment in the entirety of the Principal Amount in accordance with the terms hereof. For greater certainty, such interest shall be payable before, during or after the occurrence of an Event of Default (as defined herein).

4.3	Subject to the terms and conditions hereof, the Company shall satisfy its obligation to pay accrued and outstanding interest on the Debenture in cash.

4.4	The Debentures will constitute direct unsecured obligations of the Company. Each Debenture will rank pari passu with each other Debenture in right of payment of principal and interest (regardless of their actual date or terms of issue).

Article 5

Payment of Debenture Permitted

5.1	Nothing contained in this Debenture shall:

(a)	prevent the Company from making payments of the Principal Amount, interest and other amounts to the Holder under this Debenture as herein provided; and

(b)	prevent the redemption of this Debenture by the Company as herein provided or as otherwise permitted according to law.

Article 6

Events of Default

6.1	The occurrence of any of the following will constitute an “Event of Default” with respect to the Debentures:

(a)	the Company failing to pay any Principal Amount or interest payment hereof on the due date hereunder and such failure continuing for 30 days after written notice thereof is delivered to the Company;

(b)	the Company failing to observe or perform any other covenant or agreement contained in this Debenture Certificate or the Subscription Agreement which failure is not cured, if possible to cure, within 30 days after notice of such default is sent by the Holder to the Company;

(c)	the Company: (i) applying for or consenting to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) being unable, or admitting in writing its inability, to pay its debts generally as they mature, (iii) making a general assignment for the benefit of its or any of its creditors, (iv) being dissolved or liquidated in full or in part, (v) commencing a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or consenting to any such relief, or to the appointment of, or taking possession of its property by, any official in an involuntary case or other proceeding commenced against it, or (vi) taking any action for the purpose of effecting any of the foregoing; and

(d)	proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect being commenced and an order for relief entered or such proceeding is not dismissed or discharged within 30 days of commencement.

6.2	Upon the occurrence or existence of any Event of Default and following the expiry of any applicable grace periods and at any time thereafter during the continuance of such Event of Default, the Holder may, by written notice to the Company, declare all outstanding amounts payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in Section 7.1(c) hereof, immediately and without notice, all outstanding amounts payable by the Company hereunder will automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, the Holder may exercise any other right, power or remedy permitted to it by law, either by suit in equity or by action at law, or both.

Article 7

Rights of Debentureholder

7.1	Subject to applicable law and the rights of any holders of any debt ranking rateably or in priority to the holders of the Debentures, upon any sale, in one transaction or a series of transactions, of all, or substantially all, of the assets of the Company or distribution of the assets of the Company upon any dissolution or winding-up or total liquidation of the Company, whether in bankruptcy, liquidation, re-organization, insolvency, receivership or other similar proceedings or upon an assignment to or for the benefit of creditors of the Company or otherwise, any payment or distribution of assets of the Company, whether in cash, property or security, shall be paid or delivered, by the trustee in bankruptcy, receiver, assignee of or for the benefit of creditors or other liquidating agent of the Company making such payment or distribution, directly to the holder of the Debentures or their representatives, to the extent necessary, to pay all obligations pursuant to the Debentures in full.

7.2	Upon any payment or distribution of assets of the Company referred to in this Section 8, the Holder shall be entitled to rely upon a certificate of the trustee in bankruptcy, receiver, assignee of or for the benefit of creditors or other liquidating agent of the Company making such payment or distribution, delivered to the Holder, for the purpose of ascertaining the Persons entitled to participate in such distribution, and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 8.

7.3	Nothing contained in this Section 8 or elsewhere in this Debenture is intended to or shall impair, as between the Company and the Holder, the obligation of the Company, which is absolute and unconditional, to pay to the Holder the Principal Amount and interest on the Debenture, as and when the same shall become due and payable in accordance with their terms, nor shall anything herein prevent the Holder from exercising all remedies otherwise permitted by applicable law upon default under this Debenture.

Article 8

Taxes, etc.

8.1	All payments made by the Company to the Holder under this Debenture shall be made free and clear of, and without deduction for or on account of, any withholding Taxes now or hereafter imposed by any official body in any jurisdiction unless the Company is required by law or the interpretation or administration thereof to withhold or deduct any amounts for or on account of withholding Taxes. If any such withholding Taxes are required to be withheld or deducted from any amounts payable by the Company to the Holder hereunder, the Company shall within the time period for payment permitted by applicable law, withhold all required amounts from any payments or deliveries owing by the Company to the Holder and pay to the appropriate governmental body the full amount of such withholding Taxes and make such reports and filings in connection therewith in the manner required by applicable law. There is no obligation on the Company to gross-up or pay additional amounts to the Holder in respect of such deductions or withholdings. Upon the request of the Holder, the Company shall furnish to the Holder the original or a certified copy of a receipt for (or other satisfactory evidence as to) the payment of each of the withholding Taxes (if any) payable in respect of such payment. Nothing herein is intended to require payment by the Company to or for the Holder in respect of any Taxes payable by the Holder in respect of Taxes on the Holders’ own income, capital, capital gains, dividends or other earnings realized pursuant to payments made pursuant to the terms of this Debenture.

Article 9

Notices

9.1	Any notice required or permitted to be given to the Company or the Holder will be in writing and may be given by prepaid registered post, email, facsimile transmission or other means of electronic communication capable of producing a printed copy to the address of the party set forth below or such other address as such party may specify by notice in writing to the other party, and any such notice will be deemed to have been given and received by the party to whom it was addressed if mailed, on the third day following the mailing thereof, if by facsimile or other electronic communication, on the date sent, or, if delivered, on delivery; but if at the time of mailing or between the time of mailing and the third Business Day thereafter there is a strike, lockout, or other labour disturbance affecting postal service, then the notice will not be effectively given until actually delivered:

(a)	to the Holder at the address set out above;

(b)	to the Company at:

Breathe BioMedical Inc.
191 Halifax Street
Moncton, New Brunswick
E1C 9R6

Email: william.chapman@breathebiomedical.com
Attention: William Chapman

Article 10

Exchange or Replacement of Certificate

10.1	The Holder may, at its option, in person or by duly authorized attorney, surrender this Debenture Certificate for exchange at the principal business office of the Company and receive in exchange therefor a new certificate in the same principal amount as the unpaid Principal Amount of the Debentures, and bearing interest at the Interest Rate, each such new certificate to be dated as of the Issue Date and to be in such Principal Amount as remains unpaid and payable to the Holder.

10.2	Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction, or mutilation of this Debenture Certificate, and (in the case of loss, theft or destruction) of an indemnity reasonably satisfactory to it, and upon surrender and cancellation of this Debenture Certificate, if mutilated, the Company will deliver to the Holder a new certificate of like tenor in lieu of this Debenture Certificate. Any new certificate delivered in accordance with the provisions of this Section 9.2 will be dated as of the Issue Date.

Article 11

Miscellaneous

11.1	Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Debenture Certificate and the Debentures will be governed by and construed and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein, without regard to the principles of conflicts of law thereof.

11.2	Waivers. The Company hereby waives presentment, demand for payment, notice of dishonour, notice of protest and all other notices or demands in connection with the delivery, acceptance, performance or default of this Debenture Certificate. No delay by the Holder in exercising any power or right hereunder will operate as a waiver of any power or right, nor will any single or partial exercise of any power or right preclude other or further exercise thereof, or the exercise thereof, or the exercise of any other power or right hereunder or otherwise; and no waiver whatsoever or modification of the terms hereof will be valid unless set forth in writing by the Holder and then only to the extent set forth therein.

11.3	Amendments. This Debenture Certificate may not be amended without the express written consent of both the Company and the Holder.

11.4	Severability. If any provision of this Debenture Certificate is invalid, illegal or unenforceable, the balance of this Debenture Certificate will remain in effect, and if any provision is inapplicable to any Person or circumstance, it will nevertheless remain applicable to all other Persons and circumstances.

11.5	Successors and Assigns. This Debenture shall enure to the benefit of the Holder and its successors and permitted assigns, and shall be binding upon the Company and its successors and permitted assigns.

11.6	Entire Agreement. This Debenture, including any schedules attached hereto, constitutes the entire agreement between the Company and the Holder relating to the subject matter hereof, and supersedes all prior agreements, representations, warranties, statements, promises, information, arrangements, understandings, conditions or collateral agreements, whether oral or written, express or implied, with respect to the subject matter hereof.

11.7	Next Business Day. Whenever any payment or other obligation hereunder will be due on a day other than a Business Day, such payment will be made on the next succeeding Business Day.

11.8	Time of Essence. Time will be of the essence hereof.

11.9	Electronic Means. This Debenture Certificate may be delivered by facsimile, by e-mail, in PDF or other legally permissible electronic signature, and each of which will be deemed to be an original, and all of which together will be deemed to be one and the same document. The digital signatures below shall be deemed to constitute original signatures to this Debenture Certificate.

[Remainder of page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, the Company has caused this Debenture Certificate to be duly executed by a duly authorized officer as of the date first above indicated.

BREATHE BIOMEDICAL INC

Per:
Authorized Signing Officer

[Signature Page – Debenture Certificate]